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                                                                   EXHIBIT 23.1

             Report on Schedule and Consent of Independent Auditors

The Board of Directors and Stockholders
Caere Corporation:

The audits referred to in our report dated January 27, 1995, included the related financial statement schedule as of December 31, 1994, and for each of the years in the three-year period ended December 31, 1994, included in the 1994 annual report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, based on our audits and the report of the other auditors, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 33-35033, 33-49114, 33-32992, 33-66430, 33-81708, and 33-87824) on Form S-8 of
Caere Corporation of our reports dated January 27, 1995, relating to the consolidated balance sheets of Caere Corporation and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and the related schedule, which reports are included or incorporated by reference herein. As indicated in our reports, we did not audit the financial statements of Calera Recognition Systems, Inc. (Calera), a company acquired by the Company in a business combination accounted for as a pooling of interests. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Calera, is based solely upon the report of the other auditors.


                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------------
                                        KPMG PEAT MARWICK LLP


Palo Alto, California
December 15, 1995